UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 20, 2001

                             SILVERZIPPER.COM, INC.
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             (Exact name of registrant as specified in its charter)



        NEVADA                      33-55254-08                  87-0434286
  ---------------------------- ------------------------   ----------------------
  (State or other jurisdiction (Commission File Number)       (IRS Employer
       of incorporation)                                  Identification Number)



         1141 South Rogers Circle Suite 3 Boca Raton, Fl 33487
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               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (212) 563-7040



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          (Former name or former address, if changed since last report)



Item 5.           Other Events


A.       Cessation of Operations.
         --------------------------

     On or about April 16, 2001, silverzipper.com, Inc. ("SZIP") ceased operation of its business of manufacturing and distributing ski apparel. Efforts to raise equity or debt financing had failed and its operations have been disposed of to settle certain claims, as set forth in more detail below. The Company is currently in contemplation of filing for bankruptcy protection. The Company has retained the services of bankruptcy counsel. There can be no assurance that such proceeding will be filed or the outcome if the same is filed.

B.       Serac Sports.
         ------------

     On or about February 8, 2000, SZIP negotiated the settlement of lawsuits, which settlements included the divestiture of the Serac(R) brand and related inventory. These lawsuits were filed by William McCabe, Stephen Crisafulli, Cherokee Realty, and 676175 Alberta Ltd. The plaintiffs are former directors of Serac Sports, Ltd., an Alberta Corporation. Considering the larger than anticipated marketing, advertising and logistical support needed to support this brand, SZIP felt divestiture of the brand in the following manner would be beneficial to SZIP. The details are as follows.

     On or about November 22, 2000, McCabe initiated a civil action against SZIP, Adam Runsdorf ("Runsdorf"), Richard Bernstein ("Bernstein"), Paul Palmeri ("Palmeri"), and Stanton Bernstein ("S. Bernstein") regarding claims for breach of employment agreement and for reimbursement of expenses against SZIP. Claims include $450,000 for base compensation for the three-year term of his employment contract and accrued expenses of $30,803.83 related to amounts charged on McCabe's executive corporate credit card for which McCabe is a personal guarantor. SZIP and McCabe agreed to settle and resolve the litigation including all disputes for good and valuable consideration.

     Consideration for the settlement included payments to Mr. McCabe in the amount of Fifty thousand dollars ($50,000). The payment was satisfied by McCabe's acceptance of invoices from product shipped to SZIP customers. These invoices were delivered with a waiver from Merchant Factors Corporation ("Merchant"), the company that financed SZIP's operations SZIP made payments in the amount of $30,803.83 to satisfy obligations under McCabe's American Express executive corporate credit card for which he was a personal guarantor. Further, for consideration McCabe surrendered his options for 120,000 shares at $2.00 per share related to his employment contract. SZIP transferred its ownership interest of the Serac(R) trademarks in the United States and Canada to McCabe. SZIP agreed to release any claims of ownership to the trademarks including its security interest and the security interest of Merchants Factors Corporation.

     McCabe transferred all of SZIP Common Stock in his possession totaling 106,114 restricted common shares and transferred the certificates to SZIP. McCabe acknowledged his termination is effective June 30, 2000. McCabe further acknowledged his best efforts to assist SZIP management with the sale, distribution and collection of payment for the 2000/2001 Winter Selling Season. All litigation pending from McCabe against SZIP or S. Bernstein, Bernstein, Palmeri, and Runsdorf was terminated.

     As part of the Serac divestiture, SZIP settled actions in the United States and Canada related to claims brought by former officers and directors of Serac Sports. These parties are identified as Ronald Stickley ("Stickley"), Stephen W. Crisafulli ("Crisafulli"), Cherokee Realty, and 676175 Alberta Ltd. ("676175").

     On or about November 22, 2000, Stickley filed a Statement of Claim in a Calgary, Alberta court against Serac Sports regarding unpaid promissory notes totaling $210,842.00 US, including interest. Stickley enforced his rights for the Debenture Security pursuant to Canadian law. An attachment Order was granted on November 22, 2000 which allowed a garnishment of all assets of Serac Sports, Ltd. held in Canada. This included all inventory, receivables and trademarks owned by this company. Inventory and receivables were frozen as of this date.

     On or about November 24, 2000, Crisafulli filed a Statement of Claim in a Calgary, Alberta court against Serac Sports, Ltd. regarding unpaid promissory notes totaling $50,000 US.

     On or about November 24, 2000, Cherokee Realty which is a partnership of Nancy Crisafulli and the Frank Hamilton Family Trust, also filed a Statement of Claim in a Calgary, Alberta court against Serac Sports, Ltd. regarding unpaid promissory notes totaling $93,954.72 US.

     On or about November 24, 2000, 676175 Alberta Ltd. filed a Statement of Claim in a Calgary, Alberta court against Serac Sports, Ltd. regarding unpaid promissory notes totaling $65,714.39 US, including interest.

     On or about February 7, 2001, a Settlement Agreement was signed related to the claims made by Stickley, Crisafulli, Cherokee and 676175. Serac agreed to transfer to Stickley, Crisafulli, Cherokee and 676175 all of Serac's right, title and interest in all of Serac's Canadian inventory free of any liens, charges or encumbrances. Serac permitted these parties permission to re-sell the inventory in Canada. Further, Serac agreed to assign a 50% interest in accounts receivable owing to Serac greater than 180 days past invoice date.

     Total value of the inventory transferred is $162,043 US, as detailed in exhibit attached. Further, approximately $40,000 US of inventory held by the Canadian Customs authorities was transferred as well. Additionally, $35,000 US was paid to the Toronto-Dominion Bank to satisfy a corporate credit facility with the condition of full releases from guarantees of Stickley and Serac.

     In consideration for these transfers, a release of garnishment of Serac's Canadian receivables was received. Further, Stickley, Crisafulli, Cherokee and 676175 transferred to SZIP all shares of common stock owned by these parties. The total amount of stock received from Stickley was 108,393 shares of restricted common stock and total stock received from Crisafulli was 105,547 shares of restricted common stock. Further, Crisafulli surrendered 120,000 options to purchase stock at $2.00 per share.

C.       Robern Skiwear.
         ----------------

     On February 5, 2001,  Merchant's  demanded  satisfaction on the outstanding loan balance of approximately $2.3 Million, from SZIP's subsidiary Robern Skiwear, Inc ("Robern"). Robern was unable to bring the account balance into an acceptable collateral position. On or about April 16, 2001, Merchant's liquidated the personal cash collateral of SZIP principals Palmeri and S.
Bernstein in an aggregate amount of approximately $1,100,000, representing a personal loss against them in such amount. Further, Merchants will continue collection efforts on approximately $500,000 of pledged accounts receivable remaining in the U.S. and Canada, thus leaving an approximate $700,000 collateral shortfall.

     Simultaneous with Merchant's foreclosure, SZIP agreed to peaceful possession of the remaining assets in which Merchants had a security interest. Further, to this agreement, SZIP released any and all claims related to ownership of any pre-booked orders and agreed to sign mutual releases with Merchants against any claims in the future. For consideration, SZIP received a $125,000 payment from Merchant's. SZIP disbursed the funds to pay certain outstanding claims.

     Merchant's subsequently entered into an asset sale agreement with CIC International ("CIC") for the asset purchase of the Drift(R) and Ski Gear(R) brand order books and trademarks. SZIP understands that the transactions between CIC and Merchant were facilitated by Bruderman Brothers, Inc. ("Bruderman"). SZIP had previously engaged Bruderman to raise equity financing. However, the relationship was terminated in December 2000. Bruderman is related to Vanadium, Inc. a company that had previously been awarded a Board of Director seat with SZIP in June 2000. Further, SZIP believes that Carson Overseas Inc., a Hong Kong Corporation, SZIP's primarily manufacturer, may be related to CIC. Carson Overseas had also previously been awarded a Board of Director seat in August 2000, which was not accepted. It is the Company's further understanding that CIC may have retained Richard Bernstein, former SZIP Vice President of Sales, to an employment agreement to oversee operations.

D.       Silverzipper.com Web-Site.
         -------------------------

     On or about February 20, 2001, the Company discontinued its internet operations. The remaining internet-related employees were all terminated on this date and the Silverzipper.com web-site was taken down. GreekCentral.com was taken off-line December 15, 2000.

Forward Looking Statements

     This Form 8-K contains forward-looking statements which involve risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate" and "expect" and similar expressions as they relate to silverzipper or its management are intended to identify such forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. silverzipper's actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements. Factors that could cause or contribute to such differences are detailed from time to time in silverzipper's Securities and Exchange Commission reports. Historical results are not necessarily indicative of trends in operating results for any future period.


Item 7. Exhibit

     the following Exhibit is hereby filed with this Form 8-K.

EXHIBIT
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99.1   Press Release dated April 20, 2001



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SILVERZIPPER.COM, INC.

                                               By: /s/ Adam P. Runsdorf
                                                   -------------------
                                                   Adam P. Runsdorf, President

Date:    April 20, 2001